                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          W.R. BERKLEY CORPORATION
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:......

     2)   Aggregate number of securities to which transaction applies:.........

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):..........

     4)   Proposed maximum aggregate value of transaction:.....................

     5)   Total fee paid:......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No:

     3)   Filing Party:

     4)   Date Filed:

                           W. R. BERKLEY CORPORATION
                                165 MASON STREET
                                 P.O. BOX 2518
                       GREENWICH, CONNECTICUT 06836-2518
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2001
                         ------------------------------

To The Stockholders of
W. R. BERKLEY CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of W. R. Berkley Corporation, a Delaware corporation (the "Company"), will be held at the Hyatt Regency, 1800 E. Putnam Ave., Old Greenwich, Connecticut on Tuesday, May 15, 2001 at 2:30 P.M. for the following purposes:

     (1) To elect three directors to serve until their successors are duly elected and qualify;

     (2) To ratify the appointment of KPMG LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 2001; and

     (3) To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment thereof.

     In accordance with the provisions of the Company's By-Laws, the Board of Directors has fixed the close of business on March 21, 2001 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement.

     You are cordially invited to attend the Annual Meeting. If you do not expect to attend the Annual Meeting in person, please vote, date, sign and return the enclosed proxy as promptly as possible in the enclosed reply envelope.

                                          By Order of the Board of Directors,
                                          IRA S. LEDERMAN
                                          Senior Vice President,
                                          General Counsel -- Insurance
                                          Operations
                                          and Assistant Secretary
Dated: April 4, 2001

                           W. R. BERKLEY CORPORATION

                                PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2001
                         ------------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of W. R. Berkley Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at the Hyatt Regency, 1800 E. Putnam Ave., Old Greenwich, Connecticut on Tuesday, May 15, 2001 at 2:30 P.M. and at any adjournment thereof. The giving of a proxy does not preclude a stockholder from voting in person at the Annual Meeting. The proxy is revocable before its exercise by delivering either written notice of such revocation or a later dated proxy to the Secretary of the Company at its executive office at any time prior to voting of the shares represented by the earlier proxy. In addition, stockholders attending the Annual Meeting may revoke their proxies by voting at the Annual Meeting. The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. The Company has engaged Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from stockholders. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by employees of Georgeson Shareholder Communications, Inc. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company's Common Stock, par value $.20 per share (the "Common Stock"). The total cost of the solicitation of proxies is not expected to exceed $25,000. The Annual Report of the Company for the fiscal year ended December 31, 2000 is being mailed to all stockholders with this Proxy Statement. The approximate mailing date is April 4, 2001.

     A list of stockholders will be available for inspection for at least ten days prior to the Annual Meeting at the principal executive office of the Company at 165 Mason Street, Greenwich, Connecticut 06830.

     The matters to be acted upon are described in this Proxy Statement. Proxies will be voted at the Annual Meeting, or at any adjournment thereof, at which a quorum is present, in accordance with the directions on the proxy. Votes cast by proxy or in person at the Annual Meeting will be tabulated by election inspectors appointed for the Annual Meeting. The election inspectors will also determine whether a quorum is present. The holders of a majority of the Common Stock outstanding and entitled to vote who are present either in person or represented by proxy constitute a quorum for the Annual Meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 21, 2001 are entitled to receive notice of and to vote at the Annual Meeting. The number of shares of voting stock of the Company outstanding on that date was 29,127,549 shares of Common Stock, and the number of shares of voting stock of the Company entitled to vote was 28,957,549 shares of Common Stock. Each such share of Common Stock is entitled to one vote. The difference between the number of shares of Common Stock outstanding and the number of shares entitled to votes is the 170,000 shares of Common Stock which were purchased in 1997 by William R. Berkley with the proceeds of a recourse promissory note secured by the shares purchased. See "Transactions with Management and Others." Executive officers and directors of the Company own or control approximately 15% of the outstanding Common Stock. Information as to persons beneficially owning 5% or more of the Common Stock may be found under the heading "Principal Stockholders" herein.

     Unless otherwise directed in the proxy, the persons named therein will vote "FOR" the election of the director nominees listed below and "FOR" the ratification of the appointment of KPMG LLP as the Company's independent certified public accountants for its fiscal year ending December 31, 2001. If a returned proxy does not specify a vote for or against a proposal, it will be voted in favor thereof.

     The election of directors and the ratification of the appointment of KPMG LLP require the affirmative vote of a majority of the shares present at the meeting to constitute the action of the stockholders.

     As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other business shall properly come before the Annual Meeting, the persons named in the proxy will vote according to their best judgment.

                             ELECTION OF DIRECTORS

     As permitted by Delaware law, the Board is divided into three classes, the classes being divided as equally as possible and each class having a term of three years. Each year the term of office of one class expires. This year the term of a class consisting of three directors expires. It is the intention of the Board that the shares represented by proxy, unless otherwise indicated thereon, will be voted for the election of William R. Berkley, Jr., Ronald E. Blaylock and Mark E. Brockbank as directors to hold office for a term of three years until the Annual Meeting of Stockholders in 2004 and until their respective successors are duly elected and qualify. Henry Kaufman and Martin Stone, directors whose terms expire this year, are retiring and are not standing for re-election. In addition, there was a vacancy in this class of directors.

     The persons designated as proxies reserve full discretion to cast votes for other persons in the event any such nominee is unable to serve. However, the Board has no reason to believe that any nominee will be unable to serve if elected. The proxies cannot be voted for a greater number of persons than the three named nominees.

     The following table sets forth information regarding each nominee and the remaining directors who will continue in office after the Annual Meeting.

                                                   BUSINESS EXPERIENCE DURING PAST 5 YEARS,
                                                           AGE AND OTHER INFORMATION
                                       -----------------------------------------------------------------
Nominees to Serve in Office Until 2004

William R. Berkley, Jr. ......     Vice President of the Company since May 2000
                                   and President of Berkley International, LLC since January 2001. Mr. Berkley served previously as Executive Vice President of Berkley International, LLC from March 2000.
                                   He joined the Company in September 1997. From
                                   July 1995 to August 1997, Mr. Berkley was employed by the Corporate Finance Department of Merrill Lynch Investment Company. Mr.
                                   Berkley is also a director of Associated
                                   Community Bancorp, Inc.; Westport National
                                   Bank; Middlesex Bank and Trust Company;
                                   Master Protection Holdings, Inc.; and
                                   Interlaken Capital, Inc. Mr. Berkley is the son of William R. Berkley and is 28 years of age.

Ronald E. Blaylock............     Founder and Chairman of Blaylock Asset
                                   Management, LLC., an investment advisory firm since September 1997. He has also been Chief
                                   Executive Officer and Chief Operating Officer of Blaylock & Partners, a broker-dealer, since December 1993, as well as President of Blaylock & Co. Inc., the general partner of Blaylock & Partners, since December 1993. Mr.
                                   Blaylock is also a director of American
                                   General Life Insurance Company of New York.
                                   Mr. Blaylock is 41 years of age.

Mark E. Brockbank.............     Self-employed insurance consultant since
                                   November 2000. Prior thereto, Mr. Brockbank served from 1995 to 2000 as Chief Executive of XL Brockbank LTD, an underwriting management agency at Lloyd's of London. Mr.
                                   Brockbank was a founder of the predecessor firm of XL Brockbank LTD and was a director of XL Brockbank LTD from 1983 to 2000. Mr.
                                   Brockbank is 49 years of age.

                                                   SERVED AS
                                                    DIRECTOR
                                                  CONTINUOUSLY   BUSINESS EXPERIENCE DURING PAST 5 YEARS,
                      NAME                           SINCE              AGE AND OTHER INFORMATION
                      ----                        ------------   ----------------------------------------

Directors to Continue in Office Until 2002
Richard G. Merrill(1)...........................      1994       Executive Vice President of Prudential
                                                                 Insurance Company of America from August
                                                                 1987 to March 1991 when he retired.
                                                                 Prior thereto, Mr. Merrill served as
                                                                 Chairman and President of Prudential
                                                                 Asset Management Company since 1985. Mr.
                                                                 Merrill is also a director of Sysco
                                                                 Corporation. Mr. Merrill is 70 years of
                                                                 age.

Jack H. Nusbaum(2)(3)...........................      1967       Chairman of the New York law firm of
                                                                 Willkie Farr & Gallagher, where he has
                                                                 been a partner for more than the last
                                                                 five years. He is also a director of
                                                                 Associated Community Bancorp, Inc.;
                                                                 Neuberger Berman Inc.; Pioneer
                                                                 Companies, Inc.; Prime Hospitality
                                                                 Corp.; Strategic Distribution, Inc.; and
                                                                 The Topps Company, Inc. Mr. Nusbaum is
                                                                 60 years of age.

Mark L. Shapiro(3)(4)...........................      1974       Since September 1998, Mr. Shapiro has
                                                                 been a private investor. From July 1997
                                                                 through August 1998, Mr. Shapiro was a
                                                                 Senior Consultant to the Export-Import
                                                                 Bank of the United States. For more than
                                                                 five years prior thereto, he was a
                                                                 Managing Director in the investment
                                                                 banking firm of Schroder & Co. Inc. Mr.
                                                                 Shapiro is 56 years of age.

                                                   SERVED AS
                                                    DIRECTOR
                                                  CONTINUOUSLY   BUSINESS EXPERIENCE DURING PAST 5 YEARS,
                      NAME                           SINCE              AGE AND OTHER INFORMATION
                      ----                        ------------   ----------------------------------------
Directors to continue in Office Until 2003
William R. Berkley(2)...........................      1967       Chairman of the Board and Chief
                                                                 Executive Officer of the Company since
                                                                 its formation in 1967. He also serves as
                                                                 President and Chief Operating Officer, a
                                                                 position which he has held since March
                                                                 1, 2000 and has held at various times
                                                                 from 1967 to 1995. Mr. Berkley also
                                                                 serves as Chairman of the Board or
                                                                 director of a number of public and
                                                                 private companies. These include Associ-
                                                                 ated Community Bancorp, Inc. and its
                                                                 subsidiaries, The Greenwich Bank & Trust
                                                                 Company and Westport National Bank; Pi-
                                                                 oneer Companies, Inc.; Strategic
                                                                 Distribution, Inc.; and Interlaken
                                                                 Capital, Inc., a private investment firm
                                                                 with interests in various businesses.
                                                                 Mr. Berkley is the father of William R.
                                                                 Berkley, Jr. and is 55 years of age.
George G. Daly(1)...............................      1998       Dean, Stern School of Business, and Dean
                                                                 Richard R. West Professor of Business,
                                                                 New York University, for more than the
                                                                 past five years. In addition to his
                                                                 academic career, Dr. Daly served as
                                                                 Chief Economist at the U.S. Office of
                                                                 Energy Research and Development in 1974.
                                                                 Dr. Daly is 60 years of age.
Robert B. Hodes(4)..............................      1970       Counsel to the New York law firm of
                                                                 Willkie Farr & Gallagher, where prior
                                                                 thereto he had been a partner for more
                                                                 than five years. He is also a director
                                                                 of Globalstar Telecommunications, Ltd.;
                                                                 K&F Industries, Inc.; Loral Space &
                                                                 Communications, Ltd.; Mueller
                                                                 Industries, Inc.; Leveraged Capital
                                                                 Holdings, N.V.; and RV.I. Guaranty, Ltd.
                                                                 Mr. Hodes is 75 years of age.

------------------------------
(1) Member of Compensation and Stock Option Committee.

(2) Member of Executive Committee.

(3) Member of Business Ethics Committee.

(4) Member of Audit Committee.

                       BOARD OF DIRECTORS AND COMMITTEES

     During 2000, the Board had four standing committees: the Compensation and Stock Option Committee, the Executive Committee, the Business Ethics Committee and the Audit Committee.

     The Board met four times and held one telephone meeting during 2000. No director attended fewer than 75% of the total number of meetings of the Board and all committees on which he served.

     The Compensation and Stock Option Committee was composed of Messrs. Kaufman, Merrill and Stone from January 1 until May 9, 2000 and of Messrs. Daly, Kaufman and Merrill thereafter. The Committee reviews management compensation standards and practices and makes such recommendations to the Board as it deems appropriate. The Committee also administers the First Amended and Restated W. R. Berkley Corporation 1992 Stock Option Plan (the "Stock Option Plan"). During 2000, the Committee met four times, held two telephone meetings and took action by unanimous written consent on one occasion.

     The Executive Committee is authorized to act on behalf of the Board during periods between Board meetings. The Committee is composed of Messrs. Berkley and Nusbaum. No action was taken by the Committee during 2000.

     The Business Ethics Committee, which during 2000 was composed of Messrs. Nusbaum, Shapiro and Stone, administers the Company-wide Business Ethics program. During 2000, the Committee held one meeting.

     The Audit Committee, which during 2000 was composed of Messrs. Hodes, Shapiro and Stone, assists the Board in fulfilling its responsibility relating to the Company's accounting and reporting practices and the quality and integrity of its financial reports; advises the Board as to the selection of the Company's independent public accountants; monitors their performance and reviews matters relative to their independence; reviews the annual financial statements and reports submitted by such accountants; and reviews the internal audit function and consults with the independent accountants with regard to the adequacy of internal controls. Each of the members of the Audit Committee is independent within the meaning of the listing standards of the National Association of Securities Dealers, Inc. During 2000, the Committee met four times and held one telephone meeting. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Annex A to this Proxy Statement.

                             AUDIT COMMITTEE REPORT

To the Board of Directors of W. R. Berkley Corporation:

     The Audit Committee of the Board of Directors met with management and the independent accountants, KPMG LLP, to review and discuss the December 31, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                          Audit Committee

                                          Mark L. Shapiro, Chairman
                                          Robert B. Hodes
                                          Martin Stone

March 22, 2001

     The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             DIRECTOR COMPENSATION

     For 2000, each director received a quarterly retainer of $6,000 and a fee of $1,500 for each Board meeting attended. In addition, on May 8, 2000, pursuant to the Company's 1997 Directors Stock Plan, each director received 346 shares of Common Stock. The number of shares to be granted to each director under such Plan for each year is determined by dividing $7,500 by the closing price of the Common Stock on the trading day preceding the date of the Annual Meeting of Stockholders for the year in which the grant is made. For 2000, the annual retainer, the fees and the fair market value of such shares of Common Stock on the date of grant are included in the Summary Compensation Table for William R. Berkley. These shares of Common Stock are also included in the tables under "Principal Stockholders."

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of March 21, 2001 those persons known by the Company to be the beneficial owners of more than 5% of the Common Stock:

                                                                AMOUNT AND NATURE          PERCENT
         NAME AND ADDRESS OF BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP       OF CLASS
------------------------------------------------------       -----------------------       --------
William R. Berkley                                                  4,053,569(1)            13.9%
165 Mason Street
Greenwich, CT 06830

Franklin Resources, Inc.                                            4,305,090(2)            16.9%(5)
777 Mariners Island Blvd.
San Mateo, CA 94404

Capital Research and Management Company                             1,600,000(3)             6.3%(5)
333 South Hope Street
Los Angeles, CA 90071

Neuberger Berman, LLC                                               1,392,417(4)            5.26%(5)
605 Third Avenue
New York, NY 10158

------------------------------
(1) Includes 12,583 shares of Common Stock held by Mr. Berkley's wife, as to which shares he disclaims beneficial ownership, 3,401 shares held in several accounts for his children as to which Mr. Berkley is a custodian and 105,000 shares which are subject to currently exercisable stock options. Also includes 170,000 shares of Common Stock which were purchased by Mr. Berkley with the proceeds of a recourse promissory note secured by the shares purchased. See "Transactions with Management and Others."

(2) Information obtained from a Schedule 13G, dated January 26, 2001, filed with the Securities and Exchange Commission on behalf of Franklin Resources, Inc. The Schedule 13G reported ownership of 4,305,090 shares of Common Stock then outstanding. The Schedule 13G reported that Templeton Global Advisors Limited has sole voting power over 4,305,090 shares and sole dispositive power over 4,305,090 shares.

(3) Information obtained from a Schedule 13G, dated February 9, 2001, filed with the Securities and Exchange Commission on behalf of Capital Research and Management Company ("CRMC"). The Schedule 13G reported ownership of 1,600,000 shares of Common Stock then outstanding. The Schedule 13G reported that CRMC has sole dispositive power over 1,600,000 shares and sole voting power over 1,500,000 shares.

(4) Information obtained from a Schedule 13G, dated February 1, 2001, filed with the Securities and Exchange Commission on behalf of Neuberger Berman, LLC. The Schedule 13G reported ownership of 1,392,417 shares of Common Stock then outstanding. The Schedule 13G reported that Neuberger Berman, LLC has sole voting power over 534,517 shares, shared voting power over 850,900 shares and shared dispositive power over 1,392,417 shares.

(5) The percent of class shown was based on the shares of Common Stock reported on the respective Schedules 13G and the total number of shares outstanding as of December 31, 2000. The percent of class shown does not take into account the additional 3,105,000 shares of Common Stock outstanding from the sale by the Company of Common Stock on March 6, 2001. Assuming the beneficial ownership for these holders did not change, the percent of class based on the shares of Common Stock outstanding as of March 21, 2001 would be 14.8%, 5.5%, and 4.8% respectively.

     The following table sets forth information as of March 21, 2001 regarding ownership by all directors, nominees for director and executive officers of the Company, as a group, and each director and nominee for director and each executive officer named in the Summary Compensation Table, individually, of the Common Stock. Except as described in the footnotes below, all amounts reflected in the table represent shares the beneficial owners of which have sole voting and investment power.

                                      AMOUNT AND NATURE                PERCENT
NAME OF BENEFICIAL OWNER          OF BENEFICIAL OWNERSHIP(1)          OF CLASS
-------------------------       ------------------------------       -----------
All directors, nominees
  and executive officers
  as a group                    4,373,467(1)(2)(3)(4)(5)(6)(7)          15.0%
Eugene G. Ballard                   1,000                                   *
William R. Berkley              4,053,569(1)(2)                         13.9%
William R. Berkley, Jr.             2,320(8)                                *
Ronald E. Blaylock                     --                                  --
Mark E. Brockbank                      --                                  --
George G. Daly                      1,596                                   *
Robert B. Hodes                    30,746                                   *
Henry Kaufman                      10,896(3)                                *
H. Raymond Lankford, Jr.           15,089(2)                                *
Richard G. Merrill                 10,296(4)                                *
Jack H. Nusbaum                    14,412(5)                                *
Mark L. Shapiro                     3,314                                   *
James G. Shiel                     26,512(2)                                *
Martin Stone                       16,961(6)                                *
Edward A. Thomas                   41,912(2)                                *

------------------------------
 *  less than 1%

(1) Includes 12,583 shares of Common Stock held by Mr. Berkley's wife, as to which shares he disclaims beneficial ownership, 3,401 shares held in several accounts for his children as to which Mr. Berkley is a custodian and 105,000 shares which are subject to currently exercisable stock options. Also includes 170,000 shares of Common Stock which were purchased by Mr. Berkley with the proceeds of a recourse promissory note secured by the shares purchased. See "Transactions with Management and Others."

(2) The amounts shown for Messrs. Berkley, Lankford, Shiel and Thomas include 105,000, 13,862, 21,875, and 32,750 shares of Common Stock, respectively, which are subject to currently exercisable stock options.

(3) The amount shown for Dr. Kaufman includes 10,000 shares of Common Stock held by Kaufman Family, LLC.

(4) The amount shown for Mr. Merrill includes 9,400 shares of Common Stock held in a family trust with Mr. Merrill and his spouse as trustees.

(5) The amount shown for Mr. Nusbaum includes 3,000 shares of Common Stock held in several trusts as to which Mr. Nusbaum is a co-trustee with United States Trust Company of New York and as to which he shares voting and investment power with United States Trust Company of New York.

(6) The amount shown for Mr. Stone includes 90 shares of Common Stock held in an individual retirement account and 975 shares held in two trusts with his spouse as custodian.

(7) The amounts shown for all directors, nominees and executive officers as a group include an aggregate of 266,612 shares of Common Stock which are subject to currently exercisable stock options held by executive officers of the Company and an aggregate of 8,385 shares of Common Stock which are held by executive officers under the Company's Profit Sharing Plan.

(8) The amount shown for Mr. Berkley, Jr. is included in the amount reported by William R. Berkley.

     The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company. Under applicable Insurance Holding Company Acts in various states, a potential owner cannot exercise voting control over an amount in excess of 10% of the Company's outstanding voting securities (5% in the State of Florida) without obtaining prior regulatory approval.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During 2000, the Company engaged in a transaction with a company controlled by its Chairman of the Board, William R. Berkley. In this transaction, fees received by the Company consisted of $60,000 for rent and other services.

     During 1997, the Company loaned William R. Berkley $3,496,050, an amount equal to the aggregate exercise price of 170,000 shares of Common Stock purchased by Mr. Berkley pursuant to the Stock Option Plan and one or more predecessor plans. The loan is represented by a recourse promissory note which is secured by the 170,000 shares of Common Stock, matures on December 29, 2002 and bears interest at the minimum rate which can be charged without causing the loan to be treated as a "below market loan" for purposes of Section 7872 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the terms of such plans, Mr. Berkley will have the right to exercise voting rights with respect to the purchased shares at such time as the purchase price therefor is paid, and cash dividends on such shares will be payable based on the percentage of the purchase price received thereon by the Company. As of the date hereof, the full amount of the loan, together with accrued interest thereon, is outstanding.

     During 2001, the Company loaned William R. Berkley $1,500,000. The loan is represented by an unsecured recourse promissory note which matures on June 1, 2001 and bears interest at the minimum rate which can be charged without causing the loan to be treated as a "below market loan" for purposes of Section 7872 of the Code. As of the date hereof, $1,100,000 in principal has been repaid by Mr. Berkley.

     Robert B. Hodes and Jack H. Nusbaum, both directors of the Company, are Counsel to and Chairman of, respectively, Willkie Farr & Gallagher, outside counsel to the Company.

                    COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     CEO COMPENSATION. The Compensation and Stock Option Committee follows a compensation philosophy under which a principal determinant is the financial performance of the Company, together with achievement of non-financial corporate objectives and individual performance. The Compensation and Stock Option Committee believes that this approach should incentivize the Chief Executive Officer (the "CEO") and other management personnel to focus on meeting both financial and non-financial goals that in turn should enhance stockholder value. The CEO's compensation is set based on the Committee's general evaluation of these factors and the CEO's individual performance.

     The Committee has retained the firm of Ross Consulting Group LTD ("Ross") to provide advice with respect to executive compensation. Ross advised the Committee with respect to the plans referred to below and with respect to the compensation of the CEO for 2000.

     At its meeting on March 9, 2000, the Committee determined that the CEO's salary for 2000 should be increased from $890,000 to $1,000,000.

     For purposes of setting incentive compensation for the CEO, the Committee has determined that the Company consider the limitations on tax deductibility imposed under Section 162(m) of the Code. Section 162(m) limits deductions for compensation in excess of $1 million per year paid by a public corporation to certain of its executives unless certain criteria are met. In order to meet the criteria, the Committee has determined that, subject to the matters discussed below, the CEO's incentive compensation should be structured to qualify as "performance-based compensation," which is exempt from the deduction limits. In general, this rule requires that the CEO's incentive compensation be based on attainment of one or more objective performance goals and that the Company's stockholders approve both the performance goals and the amount that can be earned. For these reasons, the incentive compensation for the CEO is generally payable and/or granted under the Company's Long-Term Incentive Compensation Plan, Annual Incentive Plan for Senior Executives and Stock Option Plan, each of which was approved or, in the case of the Stock Option Plan, amended, by stockholders at the Company's 1997 Annual Meeting and is designed so that compensation payable thereunder, or attributable to the exercise of options, will be exempt from the deduction limits. The Committee may, in its discretion and where deemed appropriate, pay incentive compensation to the CEO or other executive officers in addition to compensation earned under these plans. Such additional compensation would not qualify as "performance-based compensation" and would not be exempt from the deduction limits. The Committee believes that at times there are circumstances where the payment of such additional compensation is justified as a means of furthering the Company's interest in retaining and rewarding its key personnel.

     For 2000 the Committee approved an annual incentive payment to the CEO of $1,811,900 under the Annual Incentive Plan. This payment was based upon the Company's performance against the Plan's quantitative formula (which included earnings per share, net income, net premiums written, return on equity and combined ratio measures) and the CEO's performance against predetermined, objective goals. The Committee separately decided to award the CEO a discretionary bonus of $190,650 in recognition of the special efforts the CEO made in 2000 beyond those contemplated by the criteria set forth in the Annual Incentive Plan.

     COMPENSATION OF EXECUTIVE OFFICERS GENERALLY. The Committee believes that it continues to be important to use incentive compensation to enable the Company to attract and reward executives who contribute to the Company's long-term success by demonstrated, sustained performance. To this end, the Company relies on cash and individual bonus awards and on equity-based compensation through the Stock Option Plan. The Company may also award equity-based compensation through the Long-Term Incentive Compensation Plan. The Company has not entered into employment agreements with any of its officers.

     With respect to base compensation for executive officers other than the CEO, the Committee considered the Company's performance and past pay levels and the recommendations of the CEO with respect to such compensation. Incentive compensation for such executive officers for 2000 was established by the CEO and reviewed with the Committee.

     LONG-TERM INCENTIVE COMPENSATION PLAN. No awards were made for 2000 under the Long-Term Incentive Compensation Plan.

     STOCK OPTION GRANTS. It has been the Company's practice to grant stock options every other year, although the Committee may also grant options from time to time in its discretion, and the Company may change such practice if it determines a change to be in its best interests. Under the Stock Option Plan, options may be granted to the CEO and to other executives based on an evaluation of each individual's ability to influence the Company's long-term growth and profitability. The Committee also considers a recipient's annual salary. During, 2000, options for 70,000 shares of Common Stock were granted to the CEO and options for 119,500 shares of Common Stock were granted to other executive officers.

                                          Compensation and Stock Option
                                          Committee

                                          George G. Daly
                                          Henry Kaufman
                                          Richard G. Merrill

March 22, 2001

     The above report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

     The following table sets forth all the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chairman of the Board and Chief Executive Officer of the Company and the four other highest paid executive officers of the Company whose earnings exceeded $100,000 in salary and bonus. No awards were made under the Long-Term Incentive Compensation Plan since 1997.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION
                                       -----------------------------------
                                                                    OTHER
                                                                   ANNUAL      SECURITIES
                                                                   COMPEN-     UNDERLYING      ALL OTHER
                                        SALARY           BONUS     SATION       OPTIONS       COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR       ($)             ($)        ($)       GRANTED(#)         ($)
---------------------------    ----    ---------        -------    -------    ------------    ------------
William R. Berkley........     2000    1,030,000(1)     2,002,550  245,128(2)    70,000         119,230(3)
  Chairman of the Board        1999      920,000(1)          --    279,443(4)        --          97,492
  and Chief Executive          1998      880,000(1)     100,000    256,015(5)    60,000         109,058
  Officer
James G. Shiel............     2000      337,500        175,100         --       13,500          56,024(3)
  Senior Vice President --     1999      320,000        110,000         --           --          45,860
  Investments                  1998      290,000        135,000         --       17,500          44,016
H. Raymond Lankford, Jr....    2000      300,000         92,600         --       15,000          22,422(3)
  Senior Vice President --     1999      285,000         60,000         --           --          18,284
  Alternative Markets          1998      272,000         60,000         --       15,000          20,925
  Operations
Eugene G. Ballard.........     2000      315,000         75,000         --       15,000          20,977(3)
  Senior Vice President --     1999      168,808(6)      50,000                  10,000           8,440
  Chief Financial Officer
Edward A. Thomas..........     2000      350,000             --         --       17,500          24,967(3)
  Senior Vice President --     1999      340,000         76,500         --           --          22,502
  Specialty Operations         1998      325,000        146,250         --       17,500          28,049

------------------------------
(1) This amount includes director fees of $30,000.

(2) Of this amount, $200,000 represents consulting fees paid by Berkley International, LLC and $45,128 represents personal use of Company and chartered aircraft.

(3) For Messrs. Berkley, Shiel, Lankford, Ballard and Thomas, these amounts include contributions to the Profit Sharing Plan of $8,500 each, Benefit Replacement Plan contributions of $41,500, $8,375, $6,500, $4,750 and $9,000, respectively, premiums for term life insurance of $1,560, $1,560, $1,404, $1,474 and $1,560, respectively and interest on deferred compensation of $60,188, $37,589, $6,018, $6,253 and $5,907, respectively.
    For Mr. Berkley, this amount includes $7,482, representing the value of 346 shares of Common Stock awarded to directors.

(4) Of this amount, $200,000 represents consulting fees paid by Berkley International, LLC and $79,443 represents personal use of Company and chartered aircraft.

(5) Of this amount, $200,000 represents consulting fees paid by Berkley International, LLC and $56,015 represents personal use of Company and chartered aircraft.

(6) Mr. Ballard's employment and term as an officer commenced on June 1, 1999.

     The following table shows for the fiscal year ended December 31, 2000 the number of stock options granted by the Compensation and Stock Option Committee to the executive officers named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                               ----------------------------------
                                  NUMBER OF          PERCENT OF
                                  SECURITIES       TOTAL OPTIONS                               GRANT DATE
                                  UNDERLYING          GRANTED                                   PRESENT
                                   OPTIONS          TO EMPLOYEES     EXERCISE    EXPIRATION     VALUE(3)
 NAME AND PRINCIPAL POSITION   GRANTED(#)(1)(2)    IN FISCAL YEAR    PRICE($)       DATE          ($)
-----------------------------  ----------------    --------------    --------    ----------    ----------
William R. Berkley                  70,000              8.0%           15.50     3/16/2010       397,852
  Chairman of the Board and
  Chief Executive Officer
James G. Shiel                      13,500              1.5%           15.50     3/16/2010        76,728
  Senior Vice President --
  Investments
H. Raymond Lankford, Jr.            15,000              1.7%           15.50     3/16/2010        85,254
  Senior Vice President --
  Alternative Markets
  Operations
Eugene G. Ballard                   15,000              1.7%           15.50     3/16/2010        85,254
  Senior Vice President --
  Chief Financial Officer
Edward A. Thomas                    17,500              2.0%           15.50     3/16/2010        99,463
  Senior Vice President --
  Specialty Operations

------------------------------
(1) The Company does not have a Stock Appreciation Rights (SAR) Plan.

(2) These options were granted on March 16, 2000 and become exercisable in installments with one-fourth exercisable on March 16, 2003, an additional one-fourth on March 16, 2004, an additional one-fourth on March 16, 2005 and the remaining one-fourth on March 16, 2006.

(3) This estimate of value was developed solely for the purposes of comparative disclosure in accordance with the rules and regulations of the Securities and Exchange Commission and is not intended to predict future prices of the Common Stock. The estimate was developed using the Black-Scholes option pricing model incorporating the following assumptions: volatility of 20% and dividend yield of 1%, both based on the historical averages for the underlying Common Stock; risk-free rate of return of 6.51% based on a 7.5 year zero coupon rate; and time of exercise of 7.5 years, being the expected duration of the option.

     The following table shows for the fiscal year ended December 31, 2000 the number of stock option grants which were exercised during 2000 and the number and value of unexercised options for the executive officers named in the Summary Compensation Table.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF
                                                                    SECURITIES         VALUE OF
                                                                    UNDERLYING      UNEXERCISED IN
                                                                    UNEXERCISED        THE MONEY
                                                                    OPTIONS AT        OPTIONS AT
                                        SHARES                    FISCAL YEAR-END   FISCAL YEAR-END
                                       ACQUIRED                     12/31/00(#)       12/31/00($)
                                          ON           VALUE       EXERCISABLE/      EXERCISABLE/
    NAME AND PRINCIPAL POSITION       EXERCISE(#)   REALIZED($)    UNEXERCISABLE     UNEXERCISABLE
------------------------------------  -----------   -----------   ---------------   ---------------
William R. Berkley                          --             --          90,000/         1,741,150/
  Chairman of the Board and                                           905,000         12,151,375
  Chief Executive Officer
James G. Shiel                           3,375         30,531          23,125/           466,703/
  Senior Vice President --                                             38,250            517,591
  Investments
H. Raymond Lankford, Jr.                    --             --          17,001/           330,143/
  Senior Vice President --                                             35,000            555,650
  Alternative Markets Operations
Eugene G. Ballard                           --             --              --/                --/
  Senior Vice President --                                             25,000            693,750
  Chief Financial Officer
Edward A. Thomas                         3,375         30,848          47,500/         1,100,136/
  Senior Vice President --                                             40,000            633,463
  Specialty Operations

                    AGREEMENT WITH FORMER EXECUTIVE OFFICER

     On January 24, 2000, the Company entered into an agreement with John D. Vollaro, who at the time was the Company's President and Chief Operating Officer, relating to Mr. Vollaro's resignation as an officer of the Company effective as of March 1, 2000.

     The agreement provides for payments to Mr. Vollaro as follows: (i) annual compensation at the rate of $620,000 per year for the period commencing on March 1, 2000 and terminating on February 28, 2001 and at the rate of $650,000 per year for the period commencing on March 1, 2001 and terminating on February 28, 2003 and (ii) additional payments of $300,000 on January 1, 2001 and $300,000 on January 1, 2002, provided that Mr. Vollaro will not be entitled to such payment on January 1, 2002 if, prior to such date, he has commenced other employment (which shall include any services as an employee, independent contractor, consultant or advisor other than certain limited consulting services specified in the agreement).

     Under the agreement, the Company will provide Mr. Vollaro with (i) continued medical, term life insurance and long-term disability benefits equivalent to that (and at the same cost basis to him) provided for other employees, or will reimburse Mr. Vollaro for the cost of comparable coverage, for the period from March 1, 2000 until the earlier of March 1, 2003 or the date on which Mr. Vollaro commences other employment and (ii) a temporary office for use by Mr. Vollaro until the earlier of January 24, 2001 or the date on which he commences other employment. The agreement also provides that Mr. Vollaro's options to purchase shares of Common Stock under the Stock Option Plan will continue in effect until the earlier of March 1, 2003 or the date on which Mr. Vollaro commences other employment. In the agreement, Mr. Vollaro agreed that he will not be entitled to any benefits under the Company's Annual Incentive Compensation Plan, Long-Term Incentive Compensation Plan or, except for amounts previously accrued and earnings thereon, Profit Sharing Plan.

     In connection with the agreement, Mr. Vollaro executed a general release in favor of the Company, and the Company released Mr. Vollaro from certain obligations. The agreement requires Mr. Vollaro to refrain from disclosing any confidential information of the Company. In addition, Mr. Vollaro may not solicit, induce or knowingly hire or cause, or recommend to, any entity with which Mr. Vollaro is affiliated to solicit, induce or hire, or to make such entity aware of the qualifications of, any key employee employed (or formerly employed within six months prior to the date of solicitation, inducement or hiring) by the Company during the period beginning on January 24, 2000 and ending six months from the date the Company makes the final payment referred to in item (i) of the second preceding paragraph. The agreement contains certain provisions in the event these covenants are breached.

                        COMPANY STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poor's (S&P) 500 Index and a Peer Group over the same period (assuming the investment of $100 in each category on December 31, 1995 and the reinvestment of all dividends).

                  [Cumulative Total Return Performance Graph]

----------------------------------------------------------------------------------------------------------------
                                      Dec-95       Dec-96       Dec-97       Dec-98       Dec-99       Dec-00
----------------------------------------------------------------------------------------------------------------
 W.R. Berkley Corporation              $100         $ 95         $125         $ 98         $ 62         $142
 S&P 500(R)                            $100         $123         $164         $211         $255         $232
 Peer Group (9 Stocks)                 $100         $114         $176         $170         $124         $178

             The Peer Group includes the following nine companies:

  The Chubb Corporation, Cincinnati Financial Corp., Frontier Insurance Group
                                Inc., HSB Group
      Inc. (formerly known as Hartford Steam Boiler Inspection & Insurance
                                  Company)(1),
   The Ohio Casualty Corporation, The Progressive Corporation, Reliance Group
                                Holdings, Inc.,
              SAFECO Corporation and The St. Paul Companies, Inc.
---------------
(1) For 2000, the total return for the Peer Group includes data for HSB Group Inc. through November 22, 2000.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     KPMG LLP ("KPMG") has been appointed by the Board as independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2001. The appointment of this firm was recommended to the Board by the Audit Committee. The Board is submitting this matter to a vote of stockholders in order to ascertain their views. If the appointment of KPMG is not ratified, the Board will reconsider its action and will appoint auditors for the 2001 fiscal year without further stockholder action. Further, even if the appointment is ratified by stockholder action, the Board may at any time in the future in its discretion reconsider the appointment without submitting the matter to a vote of stockholders.

     It is expected that representatives of KPMG will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

AUDIT FEES

     The aggregate amount of the fees billed or expected to be billed by KPMG for its audit of the Company's consolidated financial statements for 2000 and for its reviews of the Company's unaudited interim financial statements included in reports filed by the Company during 2000 under the Securities Exchange Act of 1934 was $1,450,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

     During 2000, the Company did not pay any fees to KPMG for financial information systems design and implementation services.

ALL OTHER FEES

     The aggregate amount of fees billed by KPMG for all other services rendered by KPMG to the Company during 2000 was $285,000. These fees were primarily attributable to statutory audit and tax services.

     The Audit Committee of the Board of Directors considered the compatibility of the non-audit services provided to the Company, and referred to in the two preceding paragraphs, by KPMG in 2000 on the independence of KPMG from the Company in evaluating whether to appoint KPMG to perform the audit of the Company's financial statements for the year ending December 31, 2001.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     Management is not aware of any matters to come before the Annual Meeting other than as set forth above. However, since matters of which management is not now aware may come before the Annual Meeting or any adjournment thereof, the proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and ten-percent stockholders were complied with during the fiscal year ended December 31, 2000, except that Joseph M. Pennachio, a Vice President of the Company, did not file a timely Form 4 with respect to the exercise of a stock option for 675 shares of Common Stock and the subsequent sale of such Common Stock and Scott A. Siegel, a Vice President of the Company, did not file a timely Form 4 with respect to the exercise of a stock option for 500 shares of Common Stock.

                  STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP
                  AND OTHER PROPOSALS FOR 2001 ANNUAL MEETING

     It is anticipated that the next Annual Meeting of Stockholders after the one scheduled for May 15, 2001 will be held on or about May 14, 2002. The Company's By-Laws require that, for nominations of directors or other business to be properly brought before an Annual Meeting of Stockholders, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, in the case of the Annual Meeting of Stockholders to be held in 2002 no earlier than February 14, 2002 and no later than March 16, 2002. A copy of the applicable provisions of the By-Laws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below.

     Since the Company did not receive timely notice of any stockholder proposal for the 2001 Annual Meeting, it will have discretionary authority to vote on any stockholder proposals presented at such meeting.

     In addition to the foregoing, and in accordance with the rules of the Securities and Exchange Commission, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 2002, such proposal must be received by the Secretary of the Company by December 5, 2001 in the form required under and subject to the other requirements of the applicable rules of the Securities and Exchange Commission. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 IS AVAILABLE WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHO REQUESTS A COPY IN WRITING. REQUESTS FOR COPIES OF THIS REPORT SHOULD BE DIRECTED TO THE SECRETARY, W. R. BERKLEY CORPORATION, 165 MASON STREET, P.O. BOX 2518, GREENWICH, CONNECTICUT 06836-2518.

                                          By Order of the Board of Directors,

                                          WILLIAM R. BERKLEY
                                          Chairman of the Board and
                                          Chief Executive Officer

                                    ANNEX A
                           W. R. BERKLEY CORPORATION
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be an Audit Committee of the Board of Directors composed of directors a majority of whom are independent of the management and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment. Members of the Audit Committee shall also meet such requirements as are established for them pursuant to law or the rules of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other applicable regulatory authority or securities exchange or trading system. The Audit Committee shall elect a chairperson from its own membership.

STATEMENT OF POLICY

     The Audit Committee shall assist the Board in fulfilling its responsibility relating to the Corporation's accounting and reporting practices and the quality and integrity of its financial reports. The Audit Committee shall endeavor to maintain free and open communication between the Board, the independent auditors, the internal auditors and the financial management. The Audit Committee shall endeavor to ensure the auditors' ultimate accountability to the Board and the Audit Committee, as representatives of the stockholders.

RESPONSIBILITIES

     The Audit Committee's policies and procedures should remain flexible, in order to best react to changing conditions and to help ensure that the Corporation's accounting, reporting and internal control practices accord with all requirements and are of the highest quality:

     In carrying out its responsibilities, the Audit Committee shall:

     - Meet at least four times a year, or more often if circumstances so require.

     - Review and recommend to the Board the independent auditors to be selected to audit the financial statements (or, where appropriate, the replacement of such auditors).

     - Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion review the audit, including the comments or recommendations of the independent auditors.

     - Review with the independent auditors, the internal auditors and the financial and accounting personnel the adequacy of material accounting and financial controls and elicit any recommendations for improvement or particular areas where augmented controls are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any activity that might be unethical or otherwise improper.

     - Review the internal audit function, including the independence and authority of its reporting obligations, the audit plans proposed for the coming year and the coordination of such plans with the work of the independent auditors.

     - Receive before each meeting a summary of findings from completed internal audits, and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     - Review the financial statements contained in the annual report with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Any year-to-year changes in accounting principles or practices should be reviewed.

     - Review matters relevant to the independence of the independent auditors; receive from the independent auditors written statements delineating all relationships between the auditors and the Corporation, consistent with Independence Standards Board Standard 1; engage in dialogues with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors; and take, or recommend that the Board take, appropriate action to ensure the independence of the auditors.

     - Provide sufficient opportunity at each meeting for the internal and independent auditors to meet with the committee without management present. Among the items to be discussed in such meetings are the independent auditors' evaluation of the financial, accounting and auditing personnel and their cooperation during the audit.

     - Review accounting and financial personnel.

     - Submit the minutes of its meetings to, or discuss the matters discussed at each committee meeting with, the Board.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain professional advice for this purpose if, in its judgment, that is appropriate.

ADOPTED: NOVEMBER 9, 1999

PROXY


                            W.R. BERKLEY CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of W.R. BERKLEY CORPORATION hereby appoints IRA
S. LEDERMAN and EDWARD A. THOMAS, and either of them, the true and lawful agents and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Hyatt Regency, 1800 E. Putnam Ave, Old Greenwich, Connecticut on May 15, 2001, and at any adjournment of such meeting.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            --FOLD AND DETACH HERE--

                         Please mark your votes as indicated in this example [X]

             THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
            MANNER DIRECTED HEREIN  BY THE UNDERSIGNED STOCKHOLDER.
    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                            FOR                      WITHHOLD
                                    all nominees listed             AUTHORITY
                                  (except as marked to the       to vote for all
                                   contrary on the left)         nominees listed

1. ELECTION OF DIRECTORS:                   [ ]                        [ ]
   William R. Berkley, Jr.,
   Ronald E. Blaylock and
   Mark E. Brockbank

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below

_______________________________________________

                                                           FOR  AGAINST  ABSTAIN

2. To ratify the appointment of KPMG LLP as independent    [ ]    [ ]      [ ]
   certified public accountants for the company for the fiscal year ending December 31, 2001.

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2001 Annual Meeting and the Annual Report for the fiscal year ended December 31, 2000.

          DATE, VOTE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature(s) __________________________________________ Dated: __________, 2001
Please sign your name or names exactly as printed opposite. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Joint owners should each sign. DATE, VOTE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.
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